Exhibit 10.18.2

AMENDMENT TO JANUS 2010 LONG TERM STOCK INCENTIVE PLAN

The Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan, as amended (the “Plan”), is hereby amended as follows, effective April 26, 2012:

1.                                      The first sentence of Section 4.1 of the Plan hereby is amended by deleting it and replacing it with the following sentence:

Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 13,400,000.

2.                                      The third sentence of Section 4.1 of the Plan hereby is amended by deleting it and replacing it with the following sentence:

The number of Shares for which Awards may be granted to any Grantee on any Grant Date, when aggregated with the number of Shares for which Awards have previously been granted to such Grantee in the same calendar year, shall not exceed one percent (1%) of the total Shares outstanding as of such Grant Date; provided, however, that the total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 1,000,000.

3.                                      Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 26th day of April, 2012.

Janus Capital Group Inc.

	By:	/s/ Karlene J. Lacy

ATTEST:

/s/ Susan J. Armstrong